UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

3041 W. Pasadena Dr. Boise, Idaho  83705

(Address of principal executive offices)  (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

MWI Veterinary Supply, Inc. (the “Company”) has been informed that The Rebholtz Descendants Trust DTD 10-4-96 9 (the “Rebholtz Descendants Trust”) has entered into a pre-arranged stock trading plan to sell a limited number of its shares of the Company’s common stock.  The plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plan”), and in accordance with Rule 10b5-1 may be amended or terminated at any time.

The 10b5-1 Plan entered into by the The Rebholtz Descendants Trust allows for the sale of 167,000 shares of the Company’s common stock through December 14, 2012.  Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings by James F. Cleary, Jr. and Robert Rebholtz, although Mr. Cleary and Mr. Rebholtz each expressly disclaim beneficial ownership of any shares held by The Rebholtz Descendants Trust that exceed their respective pecuniary interests therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: June 4, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer